EXHIBIT 99.2

Accelerate Diagnostics Joins the Russell 2000® Index

TUCSON, Ariz., July 1, 2013—Accelerate Diagnostics, Inc. (NASDAQ: AXDX), an in vitro diagnostics company dedicated to providing solutions for the global challenge of drug resistant organisms and hospital acquired infections, today announced that it has joined the Russell 2000®, Russell 3000®, and Russell Global Indexes following Russell’s reconstitution of a comprehensive set of U.S. and global equity indexes.

“We are pleased to join the Russell 2000® Index and welcome new investors to our company’s stock,” said Lawrence Mehren, President and CEO of Accelerate Diagnostics, Inc.

Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.

The Russell 3000 also serves as the U.S. component to the Russell Global Index, which Russell launched in 2007.

Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. Approximately $4.1 trillion in assets are benchmarked to the Russell Indexes. Russell calculates more than 700,000 benchmarks daily covering approximately 98 percent of the investable market globally, more than 80 countries and 10,000 securities. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.

Total returns data for the Russell 3000 and other Russell Indexes is available at http://www.russell.com/Indexes/performance/default.asp.

About Russell

Russell Investments (Russell) is a global asset manager and one of only a few firms that offers actively managed multi-asset portfolios and services that include advice, investments and implementation. Russell stands with institutional investors, financial advisors and individuals working with their advisors—using the firm’s core capabilities that extend across capital market insights, manager research, portfolio construction, portfolio implementation and indexes to help each achieve their desired investment outcomes.

Russell has more than $173 billion in assets under management (as of 3/31/2013) and works with over 2,500 institutional clients, independent distribution partners and individual investors globally. As a consultant to some of the largest pools of capital in the world, Russell has $2.6 trillion in assets under advisement (as of 12/31/2012). It has four decades of experience researching and selecting investment managers and meets annually with more than 2,200 managers around the world. Russell traded more than $1.4 trillion in 2012 through its implementation services business.

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. (NASDAQ: AXDX) is an in-vitro diagnostics company focused on developing and commercializing innovative systems for the rapid identification and antibiotic susceptibility testing of infectious pathogens. The Company’s revolutionary BACcel™ platform utilizes a proprietary culture-free process with both genomic and phenotypic detection technologies that significantly decreases time to result while achieving high sensitivity and specificity. In addition to the BACcel system development pipeline, the Company also owns and licenses its proprietary OptiChem™ surface coatings technology, which has numerous applications for binding in bio-analytical systems, such as microarrays. For more information, visit: www.acceleratediagnostics.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes” and other similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company's results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. For a full discussion of the Company’s risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in Item 1A in the Company’s Transition Report on Form 10-KT, filed with the SEC on March 20, 2013. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.